Exhibit 99.1

3Q24 Financial Results

October 2024

Earnings Press Release
and Supplemental Information

3Q
24

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. Shall be made only by means of a prospectus approved for the purpose.

Financial Supplement
Table of Contents	Third Quarter 2024

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Financial Supplement
Corporate Information	Third Quarter 2024

Corporate Profile

Digital Realty Trust, Inc. (“Digital Realty” or the “company”) owns, acquires, develops, and operates data centers through its operating partnership subsidiary, Digital Realty Trust, L.P. (the “operating partnership”). The company is focused on providing data center, colocation, and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of September 30, 2024, the company’s 312 data centers, including 73 data centers held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty’s portfolio is comprised of approximately 41.1 million square feet, excluding approximately 9.1 million square feet of space under active development and 4.9 million square feet of space held for future development, located throughout North America, Europe, South America, Asia, Australia, and Africa. For additional information, please visit the company’s website at digitalrealty.com.

Corporate Headquarters 5707 Southwest Parkway, Building 1, Suite 275 Austin, TX 78735 Telephone: (737) 281-0101 Website: digitalrealty.com

Senior Management

President & Chief Executive Officer: Andrew P. Power
Chief Financial Officer: Matthew R. Mercier
Chief Investment Officer: Gregory S. Wright
Chief Technology Officer: Christopher L. Sharp
Chief Revenue Officer: Colin M. McLean

Investor Relations

To request more information or to be added to our e-mail distribution list, please visit the Investor Relations section of our website at https://investor.digitalrealty.com.

Analyst Coverage

BMO
	Bank of America		BMO Capital	BNP Paribas
Argus Research	Merrill Lynch	Barclays	Markets	Exane	Citigroup	Deutsche Bank
Marie Ferguson	David Barden	Brendan Lynch	Ari Klein	Nate Crossett	Michael Rollins	Matthew Niknam
(212) 425-7500	(646) 855-1320	(212) 526-9428	(212) 885-4103	(646) 725-3716	(212) 816-1116	(212) 250-4711

Edward Jones	Evercore ISI	Goldman Sachs	Green Street Advisors	HSBC	Jefferies	J.P. Morgan
Kyle Sanders	Irvin Liu	Jim Schneider	David Guarino	Phani Kanumuri	Jonathan Petersen	Richard Choe
(314) 515-0198	(415) 800-0183	(212) 357-2929	(949) 640-8780	+52 (551) 782-7350	(212) 284-1705	(212) 662-6708

KeyBanc	Mizuho Group	MoffettNathanson	Morgan Stanley	Morningstar	Raymond James	RBC Capital Markets
Brandon Nispel	Vikram Malhotra	Nick Del Deo	Simon Flannery	Samuel Siampaus	Frank Louthan	Jonathan Atkin
(503) 821-3871	(212) 282-3827	(212) 519-0025	(212) 761-6432	(312) 244-7966	(404) 442-5867	(415) 633-8589

Scotiabank	Stifel	TD Cowen	Truist Securities	UBS	Wells Fargo	Wolfe Research
Maher Yaghi	Erik Rasmussen	Michael Elias	Anthony Hau	John Hodulik	Eric Luebchow	Andrew Rosivach
(437) 995-5548	(212) 271-3461	(646) 562-1358	(212) 303-4176	(212) 713-4226	(312) 630-2386	(646) 582-9250

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about Digital Realty and our business is also available on our website at digitalrealty.com.

Upcoming Conference Schedule

November 19-20, 2024	NAREIT REITworld: 2024 Annual Conference	Las Vegas, NV
December 3-4, 2024	UBS Global Real Estate Conference CEO/CFO Conference 2024	London, UK
December 10-11, 2024	4th Annual Jefferies Global Real Estate Conference	Miami, FL

Webcasts for these events are available through the Digital Realty Investor Relations website when possible. Please check our website for additional information.

Financial Supplement
Corporate Information (Continued)	Third Quarter 2024

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK
Series L Preferred Stock:	DLRPRL

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poor’s
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody’s
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty’s common stock (DLR):

	Three Months Ended
	30-Sep-24	30-Jun-24	31-Mar-24	31-Dec-23	30-Sep-23
High price	$165.17	$153.25	$154.18	$139.35	$133.39
Low price	$141.00	$135.54	$130.00	$113.94	$112.38
Closing price, end of quarter	$161.83	$152.05	$144.04	$134.58	$121.02
Average daily trading volume (1)	1,615	1,863	2,108	1,932	2,301
Indicated dividend per common share (2)	$4.88	$4.88	$4.88	$4.88	$4.88
Closing annual dividend yield, end of quarter	3.0%	3.2%	3.4%	3.6%	4.0%
Shares and units outstanding, end of quarter (1) (3)	337,744	332,346	319,009	318,057	309,325
Closing market value of shares and units outstanding (4)	$54,657,112	$50,533,209	$45,950,001	$42,804,053	$37,434,562

(1)	Shares or shares and units in thousands.
(2)	On an annualized basis.
(3)	As of September 30, 2024, the total number of shares and units includes 331,347 shares of common stock, 4,254 common units held by third parties and 2,143 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions.
(4)	Dollars in thousands as of the end of the quarter.

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at digitalrealty.com.

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) and Square Feet in Thousands	Third Quarter 2024

Shares and Units at End of Quarter	30-Sep-24	30-Jun-24	31-Mar-24	31-Dec-23	30-Sep-23
Common shares outstanding	331,347	325,885	312,421	311,608	302,846
Common partnership units outstanding	6,397	6,461	6,588	6,449	6,479
Total Shares and Units	337,744	332,346	319,009	318,057	309,325

Enterprise Value
Market value of common equity (1)	$54,657,112	$50,533,209	$45,950,001	$42,804,053	$37,434,562
Liquidation value of preferred equity	755,000	755,000	755,000	755,000	755,000
Total debt at balance sheet carrying value	16,986,546	16,339,746	17,020,340	17,425,908	16,869,776
Total Enterprise Value	$72,398,658	$67,627,955	$63,725,341	$60,984,961	$55,059,338
Total debt / total enterprise value	23.5%	24.2%	26.7%	28.6%	30.6%
Debt-plus-preferred-to-total-enterprise-value	24.5%	25.3%	27.9%	29.8%	32.0%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$36,463,664	$34,573,283	$34,099,698	$34,355,662	$33,267,766
Total Assets	45,295,392	43,606,883	42,633,089	44,113,257	41,932,515
Total Liabilities	22,118,781	21,199,178	21,792,866	23,116,936	21,895,634

Selected Operating Data
Total operating revenues	$1,431,214	$1,356,749	$1,331,143	$1,369,633	$1,402,437
Total operating expenses	1,262,928	1,346,860	1,181,776	1,235,598	1,344,206
Net income	40,134	74,668	287,837	19,884	745,941
Net income / (loss) available to common stockholders	41,012	70,039	271,327	18,122	723,440

Financial Ratios
EBITDA (2)	$639,875	$625,130	$835,446	$572,958	$1,272,048
Adjusted EBITDA (3)	758,296	726,874	710,556	699,509	685,943
Net Debt-to-Adjusted EBITDA (4)	5.4x	5.3x	6.1x	6.2x	6.3x
Interest expense	123,803	114,756	109,535	113,638	110,767
Fixed charges (5)	162,296	152,529	148,239	156,851	150,079
Interest coverage ratio (6)	4.3x	4.3x	4.3x	4.0x	4.3x
Fixed charge coverage ratio (7)	4.1x	4.1x	4.0x	3.8x	4.1x

Profitability Measures
Net income / (loss) per common share - basic	$0.13	$0.22	$0.87	$0.06	$2.40
Net income / (loss) per common share - diluted	$0.09	$0.20	$0.82	$0.03	$2.31
Funds from operations (FFO) / diluted share and unit (8)	$1.55	$1.57	$1.41	$1.53	$1.55
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.67	$1.65	$1.67	$1.63	$1.62
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.52	$1.56	$1.68	$1.30	$1.40
Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22
Diluted FFO payout ratio (8) (10)	78.8%	77.9%	86.5%	79.8%	78.6%
Diluted Core FFO payout ratio (8) (11)	73.2%	73.9%	73.2%	75.0%	75.2%
Diluted AFFO payout ratio (9) (12)	80.4%	78.1%	72.8%	93.6%	87.3%

Portfolio Statistics
Buildings (13)	331	323	323	323	326
Data Centers (13)	312	310	309	309	312
Cross-connects (13) (14)	225,000	223,000	221,500	220,000	218,000
Net rentable square feet, excluding development space (13)	41,092	41,220	39,839	39,688	39,542
Occupancy at end of quarter (15)	83.9%	82.9%	82.1%	81.7%	82.8%
Occupied square footage (13)	34,479	34,160	32,727	32,407	32,727
Space under active development (16)	9,126	8,507	8,238	8,470	9,205
Space held for development (17)	4,862	5,130	4,141	4,130	3,937
Weighted average remaining lease term (years) (18)	4.8	4.7	4.5	4.6	4.8
Same-capital occupancy at end of quarter (15) (19)	83.3%	83.6%	82.6%	82.9%	82.8%

Key Quarterly Financial Data	Financial Supplement
Unaudited, Dollars (except per share data) and Square Feet in Thousands	Third Quarter 2024

(1)	The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock on a one-for-one basis. Excludes shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions, as applicable.
(2)	EBITDA is calculated as earnings before interest expense, loss on debt extinguishment and modifications, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 31. For a reconciliation of net income available to common stockholders to EBITDA, see page 30.
(3)	Adjusted EBITDA is EBITDA excluding (i) unconsolidated joint venture real estate related depreciation & amortization, (ii) unconsolidated joint venture interest and tax expense, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) non-controlling interests, (ix) preferred stock dividends, and (x) issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 31. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 30.
(4)	Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 5), plus capital lease obligations, plus our share of unconsolidated joint venture debt at carrying value, less cash and cash equivalents (including our share of unconsolidated joint venture cash), divided by the product of Adjusted EBITDA (including our share of unconsolidated joint venture EBITDA), multiplied by four.
(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred stock dividends.
(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our share of unconsolidated joint venture interest expense).
(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges (including our share of unconsolidated joint venture fixed charges).
(8)	For definitions and discussion of FFO and Core FFO, see page 31. For reconciliations of net income available to common stockholders to FFO and Core FFO, see page 13.
(9)	For a definition and discussion of AFFO, see page 31. For a reconciliation of Core FFO to AFFO, see page 14.
(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.
(11)	Diluted Core FFO payout ratio is dividends declared per common share and unit divided by diluted Core FFO per share and unit.
(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.
(13)	Includes buildings held as investments in unconsolidated entities. Excludes buildings held-for-sale.
(14)	Represents approximate amounts and excludes totals from July 2024 acquisition in Slough, UK.
(15)	Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held for sale.
(16)	Space under active development includes current Base Building and Data Centers projects in progress. Excludes buildings held-for-sale.
(17)	Space held for development includes space held for future Data Center development and excludes space under active development. Excludes buildings held for sale.
(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.
(19)	Represents buildings owned as of December 31, 2022, with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2023-2024, buildings classified as held-for-sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Digital Realty Trust	Financial Supplement
Earnings Release	Third Quarter 2024

Digital Realty Reports Third Quarter 2024 Results

Austin, TX — October 24, 2024 — Digital Realty (NYSE: DLR), the largest global provider of cloud- and carrier-neutral data center, colocation, and interconnection solutions, announced today financial results for the third quarter of 2024. All per share results are presented on a fully diluted basis.

Highlights

◾	Reported net income available to common stockholders of $0.09 per share in 3Q24, compared to $2.31 in 3Q23
◾	Reported FFO per share of $1.55 in 3Q24, compared to $1.55 in 3Q23
◾	Reported Core FFO per share of $1.67 in 3Q24, compared to $1.62 in 3Q23
◾	Reported rental rate increases on renewal leases of 15.2% on a cash basis in 3Q24
◾	Signed total bookings during 3Q24 that are expected to generate $521 million of annualized GAAP rental revenue, including a $50 million contribution from the 0–1 megawatt category and $16 million contribution from interconnection
◾	Reported backlog of $859 million of annualized GAAP base rent at the end of 3Q24
◾	Raised 2024 Core FFO per share outlook to $6.65 - $6.75

Financial Results

Digital Realty reported revenues of $1.4 billion in the third quarter of 2024, a 5% increase from the previous quarter and a 2% increase from the same quarter last year.

The company delivered net income of $40 million in the third quarter of 2024, and net income available to common stockholders of $41 million, or $0.09 per diluted share, compared to $0.20 per diluted share in the previous quarter and $2.31 per diluted share in the same quarter last year.

Digital Realty generated Adjusted EBITDA of $758 million in the third quarter of 2024, a 4% increase from the previous quarter and a 11% increase over the same quarter last year.

The company reported Funds From Operations (FFO) of $520 million in the third quarter of 2024, or $1.55 per share, compared to $1.57 per share in the previous quarter and $1.55 per share in the same quarter last year.

Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered Core FFO per share of $1.67 in the third quarter of 2024, compared to $1.65 per share in the previous quarter and $1.62 per share in the same quarter last year. Digital Realty delivered Constant-Currency Core FFO per share of $1.66 for the third quarter of 2024 and $4.99 per share for the nine-month period ended September 30, 2024.

“In the third quarter, Digital Realty posted over $520 million of new leasing, more than double the record set in the first quarter. Record leasing across both the greater-than-a-megawatt and 0-1 MW plus interconnection segments drove the backlog up nearly 60% above our prior record,” said Digital Realty President & Chief Executive Officer Andy Power. “Our backlog now represents over 20% of annualized in-place data center revenue, enhancing our visibility and positioning Digital Realty for accelerating longer-term growth.”

Leasing Activity

In the third quarter, Digital Realty signed total bookings that are expected to generate $521 million of annualized GAAP rental revenue, including a $50 million contribution from the 0–1 megawatt category and a $16 million contribution from interconnection.

The weighted-average lag between new leases signed during the third quarter of 2024 and the contractual commencement date was 15 months. The backlog of signed-but-not-commenced leases at quarter-end increased to $859 million of annualized GAAP base rent at Digital Realty’s share.

In addition to new leases signed, Digital Realty also signed renewal leases representing $258 million of annualized cash rental revenue during the quarter. Rental rates on renewal leases signed during the third quarter of 2024 increased 15.2% on a cash basis and 27.5% on a GAAP basis.

Digital Realty Trust	Financial Supplement
Earnings Release	Third Quarter 2024

New leases signed during the third quarter of 2024 are summarized by region and product as follows:

	Annualized GAAP
	Base Rent	Square Feet	GAAP Base Rent		GAAP Base Rent
Americas	(in thousands)	(in thousands)	per Square Foot	Megawatts	per Kilowatt
0-1 MW	$23,394	83	$282	7.5	$262
> 1 MW	425,641	1,102	386	158.8	223
Other (1)	4,684	66	71	—	—
Total	$453,719	1,251	$363	166.2	$225

EMEA (2)
0-1 MW	$20,406	66	$308	7.5	$228
> 1 MW	17,339	80	217	9.0	161
Other (1)	168	5	35	—	—
Total	$37,913	151	$252	16.5	$191

Asia Pacific (2)
0-1 MW	$6,563	20	$324	1.7	$315
> 1 MW	6,764	55	124	4.4	129
Other (1)	216	2	87	—	—
Total	$13,543	77	$175	6.1	$182

All Regions (2)
0-1 MW	$50,363	169	$297	16.6	$252
> 1 MW	449,744	1,236	364	172.1	218
Other (1)	5,068	73	69	—	—
Total	$505,174	1,479	$342	188.8	$221

Interconnection	$15,702	N/A	N/A	N/A	N/A

Grand Total	$520,876	1,479	$342	188.8	$221

Note: Totals may not foot due to rounding differences.

(1)	Other includes Powered Base Building® shell capacity as well as storage and office space within fully improved data center facilities.
(2)	Based on quarterly average exchange rates during the three months ended September 30, 2024.

Investment Activity

As previously disclosed, in July, Digital Realty closed on the acquisition of two data centers with a combined IT load of 15 megawatts in the Slough Trading Estate for $200 million, marking the Company’s entry into the west London, UK submarket.

During the quarter, Digital Realty acquired the land and shell of one of its existing data centers in Schiphol Rijk, Amsterdam for €43 million, or approximately $48 million. The site comprises approximately 15 megawatts of fully leased capacity and was previously operated pursuant to an operating lease.

Subsequent to quarter end, Digital Realty closed on the acquisition of a 6.7-acre parcel in Richardson, Texas, adjacent to Digital Realty’s existing campus, for approximately $15 million to support the development of more than 80 megawatts of incremental IT capacity.

Digital Realty Trust	Financial Supplement
Earnings Release	Third Quarter 2024

Balance Sheet

Digital Realty had approximately $17.0 billion of total debt outstanding as of September 30, 2024, comprised of $16.2 billion of unsecured debt and approximately $0.8 billion of secured debt and other. At the end of the third quarter of 2024, net debt-to-Adjusted EBITDA was 5.4x, debt-plus-preferred-to-total enterprise value was 24.5% and fixed charge coverage was 4.1x.

Digital Realty completed the following financing transactions during the third quarter:

◾	In July, the company repaid £250 million ($316 million) in aggregate principal amount of its 2.75% senior notes;
◾	In September, the company issued €850 million aggregate principal amount of 3.875% notes due 2033. Net proceeds were approximately €843 million ($933 million);
◾	In September, the company repaid €375 million ($415 million) on the Euro term loan;
◾	In late September, the company amended, extended, and upsized both its existing global revolving credit facility from $3.75 billion to $4.2 billion and its existing Japanese yen-denominated revolving credit facility from ¥33.3 billion (approximately $232 million) to ¥42.5 billion (approximately $297 million); and
◾	The company also sold 5.2 million shares of common stock under its At-The-Market (ATM) equity issuance program at a weighted average price of $156.19 per share, for net proceeds of approximately $806 million.

Subsequent to quarter end, the company sold an additional 0.4 million shares of common stock under its ATM program at a weighted average price of $160.81 per share, for net proceeds of approximately $62 million.

Digital Realty Trust	Financial Supplement
Earnings Release	Third Quarter 2024

2024 Outlook

Digital Realty raised its 2024 Core FFO per share and Constant-Currency Core FFO per share outlook to $6.65 - $6.75. The assumptions underlying the outlook are summarized in the following table.

	As of	As of	As of	As of
Top-Line and Cost Structure	February 15, 2024	May 2, 2024	July 25, 2024	October 24, 2024
Total revenue	$5.550 - $5.650 billion	$5.550 - $5.650 billion	$5.550 - $5.650 billion	$5.550 - $5.600 billion
Net non-cash rent adjustments (1)	($35 - $40 million)	($35 - $40 million)	($35 - $40 million)	($25 - $30 million)
Adjusted EBITDA	$2.800 - $2.900 billion	$2.800 - $2.900 billion	$2.800 - $2.900 billion	$2.925 - $2.975 billion
G&A	$450 - $460 million	$450 - $460 million	$450 - $460 million	$455 - $460 million

Internal Growth
Rental rates on renewal leases
Cash basis	4.0% - 6.0%	5.0% - 7.0%	5.0% - 7.0%	8.0% - 10.0%
GAAP basis	6.0% - 8.0%	7.0% - 9.0%	7.0% - 9.0%	12.0% - 14.0%
Year-end portfolio occupancy	+100 - 200 bps	+100 - 200 bps	+100 - 200 bps	+150 - 200 bps
"Same-Capital" cash NOI growth (2)	2.0% - 3.0%	2.5% - 3.5%	2.5% - 3.5%	2.75% - 3.25%

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.25 - $1.30	$1.25 - $1.30	$1.25 - $1.30	$1.25 - $1.30
U.S. Dollar / Euro	$1.05 - $1.10	$1.05 - $1.10	$1.05 - $1.10	$1.05 - $1.10

External Growth
Dispositions / Joint Venture Capital
Dollar volume	$1,000 - $1,500 million	$1,000 - $1,500 million	$1,000 - $1,500 million	$1,000 - $1,500 million
Cap rate	6.0% - 8.0%	6.0% - 8.0%	6.0% - 8.0%	6.0% - 8.0%
Development
CapEx (Net of Partner Contributions) (3)	$2,000 - $2,500 million	$2,000 - $2,500 million	$2,000 - $2,500 million	$2,200 - $2,400 million
Average stabilized yields	10.0%+	10.0%+	10.0%+	10.0%+
Enhancements and other non-recurring CapEx (4)	$15 - $20 million	$15 - $20 million	$15 - $20 million	$25 - $30 million
Recurring CapEx + capitalized leasing costs (5)	$260 - $275 million	$260 - $275 million	$260 - $275 million	$260 - $275 million

Balance Sheet
Long-term debt issuance
Dollar amount	$0 - $1,000 million	$0 - $1,000 million	$0 - $1,000 million	$933 million
Pricing	5.0% - 5.5%	5.0% - 5.5%	5.0% - 5.5%	3.875%
Timing	Mid-Year	Mid-Year	Mid-Year	Sep-24

Net income per diluted share	$1.80 - $1.95	$1.80 - $1.95	$1.40 - $1.55	$1.40 - $1.50
Real estate depreciation and (gain) / loss on sale	$4.40 - $4.40	$4.40 - $4.40	$4.75 - $4.75	$4.75 - $4.75
Funds From Operations / share (NAREIT-Defined)	$6.20 - $6.35	$6.20 - $6.35	$6.15 - $6.30	$6.15 - $6.25
Non-core expenses and revenue streams	$0.40 - $0.40	$0.40 - $0.40	$0.45 - $0.45	$0.50 - $0.50
Core Funds From Operations / share	$6.60 - $6.75	$6.60 - $6.75	$6.60 - $6.75	$6.65 - $6.75
Foreign currency translation adjustments	$0.00 - $0.00	$0.00 - $0.00	$0.00 - $0.00	$0.00 - $0.00
Constant-Currency Core Funds From Operations / share	$6.60 - $6.75	$6.60 - $6.75	$6.60 - $6.75	$6.65 - $6.75

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rental expense, as well as the amortization of above- and below-market leases (i.e., ASC 805 adjustments).
(2)	The “Same-Capital” pool includes properties owned as of December 31, 2022 with less than 5% of total rentable square feet under development. It excludes properties that were undergoing, or were expected to undergo, development activities in 2023-2024, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.
(3)	Excludes land acquisitions and includes Digital Realty’s share of JV contributions. Figure is net of JV partner contributions.
(4)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.
(5)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Note: The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. Please see Non-GAAP Financial Measures in this document for further discussion.

Digital Realty Trust	Financial Supplement
Earnings Release	Third Quarter 2024

Non-GAAP Financial Measures

This document contains non-GAAP financial measures, including FFO, Core FFO, Adjusted FFO, Net Operating Income (NOI), “Same-Capital” Cash NOI and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to Core FFO, a reconciliation from Core FFO to Adjusted FFO, reconciliation from NOI to Cash NOI, and definitions of FFO, Core FFO, Adjusted FFO, NOI and “Same-Capital” Cash NOI are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, external growth factors, such as dispositions, and balance sheet items such as debt issuances, that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Investor Conference Call

Prior to Digital Realty’s investor conference call at 5:00 p.m. ET / 4:00 p.m. CT on October 24, 2024, a presentation will be posted to the Investors section of the company’s website at https://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company’s third quarter 2024 financial results and operating performance. The conference call will feature President & Chief Executive Officer Andy Power and Chief Financial Officer Matt Mercier.

To participate in the live call, investors are invited to dial +1 (888) 317-6003 (for domestic callers) or +1 (412) 317-6061 (for international callers) and reference the conference ID# 0345410 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at https://investor.digitalrealty.com.

Telephone and webcast replays will be available after the call until November 24, 2024. The telephone replay can be accessed by dialing +1 (877) 344-7529 (for domestic callers) or +1 (412) 317-0088 (for international callers) and providing the conference ID# 4823548. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty

Digital Realty brings companies and data together by delivering the full spectrum of data center, colocation, and interconnection solutions. PlatformDIGITAL®, the company’s global data center platform, provides customers with a secure data meeting place and a proven Pervasive Datacenter Architecture (PDx®) solution methodology for powering innovation and efficiently managing Data Gravity challenges. Digital Realty gives its customers access to the connected data communities that matter to them with a global data center footprint of 300+ facilities in 50+ metros across 25+ countries on six continents. To learn more about Digital Realty, please visit digitalrealty.com or follow us on LinkedIn and X.

Contact Information

Matt Mercier

Chief Financial Officer

Digital Realty

(415) 874-2803

Jordan Sadler / Jim Huseby

Investor Relations

Digital Realty

(415) 275-5344

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Third Quarter 2024

	Three Months Ended					Nine Months Ended
	30-Sep-24	30-Jun-24	31-Mar-24	31-Dec-23	30-Sep-23	30-Sep-24	30-Sep-23
Rental revenues	$956,351	$912,994	$894,409	$885,694	$886,960	$2,763,753	$2,627,233
Tenant reimbursements - Utilities	305,097	274,505	276,357	316,634	335,477	855,959	983,041
Tenant reimbursements - Other	39,624	41,964	38,434	46,418	64,876	120,021	151,218
Interconnection & other	112,655	109,505	108,071	106,413	107,305	330,231	313,521
Fee income	12,907	15,656	13,010	14,330	7,819	41,572	30,596
Other	4,581	2,125	862	144	—	7,568	1,819
Total Operating Revenues	$1,431,214	$1,356,749	$1,331,143	$1,369,633	$1,402,437	$4,119,106	$4,107,428

Utilities	$356,063	$315,248	$324,571	$366,083	$384,455	$995,882	$1,105,753
Rental property operating	249,796	237,653	224,369	237,118	223,089	711,817	672,717
Property taxes	45,633	49,620	41,156	40,161	72,279	136,408	159,420
Insurance	4,869	4,755	2,694	3,794	4,289	12,318	13,029
Depreciation & amortization	459,997	425,343	431,102	420,475	420,613	1,316,442	1,274,379
General & administration	115,120	119,511	114,419	109,235	108,039	349,051	321,769
Severance, equity acceleration and legal expenses	2,481	884	791	7,565	2,682	4,156	10,489
Transaction and integration expenses	24,194	26,072	31,839	40,226	14,465	82,105	44,496
Provision for impairment	—	168,303	—	5,363	113,000	168,303	113,000
Other expenses	4,774	(529)	10,836	5,580	1,295	15,080	1,949
Total Operating Expenses	$1,262,928	$1,346,860	$1,181,776	$1,235,598	$1,344,206	$3,791,564	$3,717,001

Operating Income	$168,286	$9,889	$149,367	$134,035	$58,231	$327,542	$390,426

Equity in earnings / (loss) of unconsolidated joint ventures	(26,486)	(41,443)	(16,008)	(29,955)	(19,793)	(83,936)	164
Gain / (loss) on sale of investments	(556)	173,709	277,787	(103)	810,688	450,940	900,634
Interest and other income / (expense), net	37,756	62,261	9,709	50,269	24,812	109,726	18,162
Interest (expense)	(123,803)	(114,756)	(109,535)	(113,638)	(110,767)	(348,095)	(324,103)
Income tax benefit / (expense)	(12,427)	(14,992)	(22,413)	(20,724)	(17,228)	(49,832)	(54,855)
Loss on debt extinguishment and modifications	(2,636)	—	(1,070)	—	—	(3,706)	—
Net Income	$40,134	$74,668	$287,837	$19,884	$745,941	$402,639	$930,427

Net (income) / loss attributable to noncontrolling interests	11,059	5,552	(6,329)	8,419	(12,320)	10,282	(9,893)
Net Income Attributable to Digital Realty Trust, Inc.	$51,193	$80,220	$281,508	$28,304	$733,621	$412,921	$920,534

Preferred stock dividends	(10,181)	(10,181)	(10,181)	(10,181)	(10,181)	(30,544)	(30,544)
Net Income / (Loss) Available to Common Stockholders	$41,012	$70,039	$271,327	$18,122	$723,440	$382,377	$889,990

Weighted-average shares outstanding - basic	327,977	319,537	312,292	305,781	301,827	319,965	296,184
Weighted-average shares outstanding - diluted	336,249	327,946	320,798	314,995	311,341	328,641	306,735
Weighted-average fully diluted shares and units	342,374	334,186	326,975	321,173	317,539	334,830	312,867

Net income / (loss) per share - basic	$0.13	$0.22	$0.87	$0.06	$2.40	$1.20	$3.00
Net income / (loss) per share - diluted	$0.09	$0.20	$0.82	$0.03	$2.31	$1.10	$2.87

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Third Quarter 2024

	Three Months Ended					Nine Months Ended
Reconciliation of Net Income to Funds From Operations (FFO)	30-Sep-24	30-Jun-24	31-Mar-24	31-Dec-23	30-Sep-23	30-Sep-24	30-Sep-23

Net Income / (Loss) Available to Common Stockholders	$41,012	$70,039	$271,327	$18,122	$723,440	$382,378	$889,990
Adjustments:
Non-controlling interest in operating partnership	1,000	1,500	6,200	410	16,300	8,700	20,300
Real estate related depreciation & amortization (1)	449,086	414,920	420,591	410,167	410,836	1,284,597	1,247,072
Reconciling items related to non-controlling interests	(19,746)	(17,317)	(8,017)	(15,377)	(14,569)	(45,081)	(42,101)
Unconsolidated JV real estate related depreciation & amortization	48,474	47,117	47,877	64,833	43,215	143,468	112,320
(Gain) / loss on real estate transactions	556	(173,709)	(286,704)	103	(810,688)	(459,857)	(908,459)
Provision for impairment	—	168,303	—	5,363	113,000	168,303	113,000
Funds From Operations	$520,382	$510,852	$451,273	$483,621	$481,535	$1,482,507	$1,432,124

Weighted-average shares and units outstanding - basic	334,103	325,777	318,469	311,960	308,024	326,154	302,316
Weighted-average shares and units outstanding - diluted (2) (3)	342,374	334,186	326,975	321,173	317,539	334,830	312,867

Funds From Operations per share - basic	$1.56	$1.57	$1.42	$1.55	$1.56	$4.55	$4.74

Funds From Operations per share - diluted (2) (3)	$1.55	$1.57	$1.41	$1.53	$1.55	$4.52	$4.68

	Three Months Ended					Nine Months Ended
Reconciliation of FFO to Core FFO	30-Sep-24	30-Jun-24	31-Mar-24	31-Dec-23	30-Sep-23	30-Sep-24	30-Sep-23

Funds From Operations	$520,382	$510,852	$451,273	$483,621	$481,535	$1,482,507	$1,432,124
Other non-core revenue adjustments (4)	(4,583)	(33,818)	3,525	(146)	(27)	(34,876)	26,540
Transaction and integration expenses	24,194	26,072	31,839	40,226	14,465	82,105	44,496
Loss on debt extinguishment and modifications	2,636	—	1,070	—	—	3,706	—
Severance, equity acceleration and legal expenses (5)	2,481	884	791	7,565	2,682	4,156	10,489
(Gain) / Loss on FX and derivatives revaluation	1,513	32,222	33,602	(24,804)	451	67,337	(14,195)
Other non-core expense adjustments (6)	11,120	2,271	10,052	1,956	1,295	23,443	1,949
Core Funds From Operations	$557,744	$538,482	$532,153	$508,417	$500,402	$1,628,378	$1,501,403

Weighted-average shares and units outstanding - diluted (2) (3)	334,476	326,181	319,138	312,356	308,539	326,545	302,740

Core Funds From Operations per share - diluted (2)	$1.67	$1.65	$1.67	$1.63	$1.62	$4.99	$4.96

(1) Real Estate Related Depreciation & Amortization	Three Months Ended					Nine Months Ended
	30-Sep-24	30-Jun-24	31-Mar-24	31-Dec-23	30-Sep-23	30-Sep-24	30-Sep-23

Depreciation & amortization per income statement	$459,997	$425,343	$431,102	$420,475	$420,613	$1,316,442	$1,274,384
Non-real estate depreciation	(10,911)	(10,424)	(10,511)	(10,308)	(9,777)	(31,845)	(27,312)
Real Estate Related Depreciation & Amortization	$449,086	$414,920	$420,591	$410,167	$410,836	$1,284,597	$1,247,072

(2)	Certain of Teraco's minority indirect shareholders have the right to put their shares in an upstream parent company of Teraco to Digital Realty in exchange for cash or the equivalent value of shares of Digital Realty common stock, or a combination thereof. US GAAP requires Digital Realty to assume the put right is settled in shares for purposes of calculating diluted EPS. This same approach was utilized to calculate FFO/share. The potential future dilutive impact associated with this put right will be excluded from Core FFO and AFFO until settlement occurs – causing diluted share count to be higher for FFO than for Core FFO and AFFO. When calculating diluted FFO, Teraco related minority interest is added back to the FFO numerator as the denominator assumes all shares have been put back to Digital Realty.

	Three Months Ended					Nine Months Ended
	30-Sep-24	30-Jun-24	31-Mar-24	31-Dec-23	30-Sep-23	30-Sep-24	30-Sep-23
Teraco noncontrolling share of FFO	$9,828	$12,453	$9,768	$7,135	$11,537	$32,049	$32,251
Teraco related minority interest	$9,828	$12,453	$9,768	$7,135	$11,537	$32,049	$32,251

(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of FFO and the share count detail section that follows the reconciliation of Core FFO to AFFO for calculations of weighted average common stock and units outstanding. For definitions and discussion of FFO and Core FFO, see the Definitions section.
(4)	Includes deferred rent adjustments related to a customer bankruptcy, joint venture development fees included in gains, lease termination fees and gain on sale of equity investment included in other income.
(5)	Relates to severance and other charges related to the departure of company executives and integration-related severance.
(6)	Includes write-offs associated with bankrupt or terminated customers, non-recurring legal expenses and adjustments to reflect our proportionate share of transaction costs associated with noncontrolling interests.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Third Quarter 2024

	Three Months Ended					Nine Months Ended
Reconciliation of Core FFO to AFFO	30-Sep-24	30-Jun-24	31-Mar-24	31-Dec-23	30-Sep-23	30-Sep-24	30-Sep-23

Core FFO available to common stockholders and unitholders	$557,744	$538,482	$532,153	$508,417	$500,402	$1,628,378	$1,501,403
Adjustments:
Non-real estate depreciation	10,911	10,424	10,511	10,308	9,777	31,845	27,312
Amortization of deferred financing costs	4,853	5,072	5,576	5,744	5,776	15,501	15,832
Amortization of debt discount/premium	1,329	1,321	1,832	973	1,360	4,481	4,000
Non-cash stock-based compensation expense	15,026	14,464	12,592	9,226	14,062	42,083	41,012
Straight-line rental revenue	(17,581)	334	9,976	(21,992)	(14,080)	(7,271)	(46,424)
Straight-line rental expense	1,690	782	1,111	(4,999)	1,427	3,583	1,432
Above- and below-market rent amortization	(742)	(1,691)	(854)	(856)	(1,127)	(3,287)	(3,548)
Deferred tax (benefit) / expense	(9,366)	(9,982)	(3,437)	33,448	(8,539)	(22,786)	(16,995)
Leasing compensation & internal lease commissions	10,918	10,519	13,291	9,848	12,515	34,728	35,193
Recurring capital expenditures (1)	(67,308)	(60,483)	(47,676)	(142,808)	(90,251)	(175,467)	(184,214)

AFFO available to common stockholders and unitholders (2)	$507,474	$509,241	$535,073	$407,306	$431,322	$1,551,788	$1,375,001

Weighted-average shares and units outstanding - basic	334,103	325,777	318,469	311,960	308,024	326,154	302,316
Weighted-average shares and units outstanding - diluted (3)	334,476	326,181	319,138	312,356	308,539	326,545	302,740

AFFO per share - diluted (3)	$1.52	$1.56	$1.68	$1.30	$1.40	$4.75	$4.54

Dividends per share and common unit	$1.22	$1.22	$1.22	$1.22	$1.22	$3.66	$3.66

Diluted AFFO Payout Ratio	80.4%	78.1%	72.8%	93.6%	87.3%	77.0%	80.6%

	Three Months Ended					Nine Months Ended
Share Count Detail	30-Sep-24	30-Jun-24	31-Mar-24	31-Dec-23	30-Sep-23	30-Sep-24	30-Sep-23

Weighted Average Common Stock and Units Outstanding	334,103	325,777	318,469	311,960	308,024	326,154	302,316
Add: Effect of dilutive securities	373	404	669	396	515	391	424
Weighted Avg. Common Stock and Units Outstanding - diluted	334,476	326,181	319,138	312,356	308,539	326,545	302,740

(1)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(2)	For a definition and discussion of AFFO, see the Definitions section. For a reconciliation of net income available to common stockholders to FFO and Core FFO, see above.
(3)	For all periods presented, we have excluded the effect of dilutive series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series J, series K and series L preferred stock, as applicable, which we consider highly improbable. See above for calculations of FFO and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Third Quarter 2024

	30-Sep-24	30-Jun-24	31-Mar-24	31-Dec-23	30-Sep-23
Assets
Investments in real estate:
Real estate	$28,808,770	$27,470,635	$27,122,796	$27,306,369	$25,887,031
Construction in progress	5,175,054	4,676,012	4,496,840	4,635,215	5,020,464
Land held for future development	23,392	93,938	114,240	118,190	179,959
Investments in Real Estate	$34,007,216	$32,240,584	$31,733,877	$32,059,773	$31,087,453
Accumulated depreciation and amortization	(8,777,002)	(8,303,070)	(7,976,093)	(7,823,685)	(7,489,193)
Net Investments in Properties	$25,230,214	$23,937,514	$23,757,784	$24,236,089	$23,598,260
Investment in unconsolidated joint ventures	2,456,448	2,332,698	2,365,821	2,295,889	2,180,313
Net Investments in Real Estate	$27,686,662	$26,270,212	$26,123,605	$26,531,977	$25,778,573

Operating lease right-of-use assets, net	$1,228,507	$1,211,003	$1,233,410	$1,414,256	$1,274,410
Cash and cash equivalents	2,175,605	2,282,062	1,193,784	1,625,495	1,062,050
Accounts and other receivables, net (1)	1,274,460	1,222,403	1,217,276	1,278,110	1,325,725
Deferred rent, net	641,778	613,749	611,670	624,427	586,418
Goodwill	9,395,233	9,128,811	9,105,026	9,239,871	8,998,074
Customer relationship value, deferred leasing costs & other intangibles, net	2,367,467	2,315,143	2,359,380	2,500,237	2,506,198
Assets held for sale	—	—	287,064	478,503	—
Other assets	525,679	563,500	501,875	420,382	401,068
Total Assets	$45,295,392	$43,606,883	$42,633,089	$44,113,257	$41,932,515

Liabilities and Equity
Global unsecured revolving credit facilities, net	$1,786,921	$1,848,167	$1,901,126	$1,812,287	$1,698,780
Unsecured term loans, net	913,733	1,297,893	1,303,263	1,560,305	1,524,663
Unsecured senior notes, net of discount	13,528,061	12,507,551	13,190,202	13,422,342	13,072,102
Secured and other debt, net of discount	757,831	686,135	625,750	630,973	574,231
Operating lease liabilities	1,343,903	1,336,839	1,357,751	1,542,094	1,404,510
Accounts payable and other accrued liabilities	2,140,764	1,973,798	1,870,344	2,168,983	2,147,103
Deferred tax liabilities, net	1,223,771	1,132,090	1,121,224	1,151,096	1,088,724
Accrued dividends and distributions	—	—	—	387,988	—
Security deposits and prepaid rents	423,797	416,705	413,225	401,867	385,521
Obligations associated with assets held for sale	—	—	9,981	39,001	—
Total Liabilities	$22,118,781	$21,199,178	$21,792,866	$23,116,936	$21,895,634

Redeemable non-controlling interests	1,465,636	1,399,889	1,350,736	1,394,814	1,360,308

Equity
Preferred Stock: $0.01 par value per share, 110,000 shares authorized:
Series J Cumulative Redeemable Preferred Stock (2)	$193,540	$193,540	$193,540	$193,540	$193,540
Series K Cumulative Redeemable Preferred Stock (3)	203,264	203,264	203,264	203,264	203,264
Series L Cumulative Redeemable Preferred Stock (4)	334,886	334,886	334,886	334,886	334,886
Common Stock: $0.01 par value per share, 392,000 shares authorized (5)	3,285	3,231	3,097	3,088	3,002
Additional paid-in capital	27,229,143	26,388,393	24,508,683	24,396,797	23,239,088
Dividends in excess of earnings	(6,060,642)	(5,701,096)	(5,373,529)	(5,262,648)	(4,900,757)
Accumulated other comprehensive (loss), net	(657,364)	(884,715)	(850,091)	(751,393)	(882,996)
Total Stockholders' Equity	$21,246,112	$20,537,503	$19,019,850	$19,117,535	$18,190,026

Noncontrolling Interests
Noncontrolling interest in operating partnership	$427,930	$434,253	$438,422	$438,081	$441,366
Noncontrolling interest in consolidated joint ventures	36,933	36,060	31,215	45,892	45,182

Total Noncontrolling Interests	$464,863	$470,313	$469,637	$483,972	$486,547

Total Equity	$21,710,975	$21,007,816	$19,489,487	$19,601,507	$18,676,573

Total Liabilities and Equity	$45,295,392	$43,606,883	$42,633,089	$44,113,257	$41,932,515

(1)	Net of allowance for doubtful accounts of $56,353 and $46,643 as of September 30, 2024 and September 30, 2023, respectively.
(2)	Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 liquidation preference ($25.00 per share), 8,000 shares issued and outstanding as of September 30, 2024 and September 30, 2023.
(3)	Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 liquidation preference ($25.00 per share), 8,400 shares issued and outstanding as of September 30, 2024 and September 30, 2023.
(4)	Series L Cumulative Redeemable Preferred Stock, 5.200%, $345,000 liquidation preference ($25.00 per share), 13,800 shares issued and outstanding as of September 30, 2024 and September 30, 2023.
(5)	Common Stock: 331,347 and 302,846 shares issued and outstanding as of September 30, 2024 and September 30, 2023, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Third Quarter 2024

44

Consolidated Properties Cash Net Operating Income (NOI)(2), Annualized (3)
Network-Dense	$1,126,118
Campus	1,692,081
Other (4)	141,333
Total Cash NOI, Annualized	$2,959,532
less: Partners' share of consolidated JVs	(81,306)
Acquisitions / dispositions / expirations	(20,537)
FY 2024 backlog cash NOI and 3Q24 carry-over (stabilized) (5)	58,549
Total Consolidated Cash NOI, Annualized	$2,916,238

Digital Realty's Pro Rata Share of Unconsolidated Joint Venture Cash NOI (3) (6)	$240,100

Other Income
Development and Management Fees (net), Annualized	$51,626

Other Assets
Pre-stabilized inventory, at cost (7)	$301,235
Land held for development	23,392
Development CIP (8)	5,175,054
less: Investment associated with FY24 Backlog NOI (9)	(266,977)
Cash and cash equivalents	2,175,605
Accounts and other receivables, net	1,274,460
Other assets	525,679
less: Partners' share of consolidated JV assets	(169,807)
Total Other Assets	$9,038,641

Liabilities
Global unsecured revolving credit facilities	$1,814,928
Unsecured term loans	917,563
Unsecured senior notes	13,610,251
Secured and other debt	766,303
Accounts payable and other accrued liabilities	2,140,764
Deferred tax liabilities, net	1,223,771
Security deposits and prepaid rents	423,797
Backlog NOI cost to complete (9)	77,427
Preferred stock	755,000
Digital Realty's share of unconsolidated JV debt	1,479,468
less: Partners' share of consolidated JV liabilities	(473,633)
Total Liabilities	$22,735,637

(1)	Backlog and associated financial line items include activity related to unconsolidated joint venture properties.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 32.
(3)	Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only. Reflects annualized 3Q24 Cash NOI of $3.0 billion. NOI is allocated based on management’s estimates derived using contractual ABR and stabilized margins.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Estimated cash NOI related to signed leases that are expected to commence through December 31, 2024. Includes Digital Realty’s share of signed leases at unconsolidated joint venture properties.
(6)	For a reconciliation of Digital Realty’s pro rata share of unconsolidated joint venture operating income to cash NOI, see page 29.
(7)	Excludes Digital Realty’s share of cost at unconsolidated joint venture properties.
(8)	See page 26 for further details on the breakdown of the construction in progress balance.
(9)	Includes Digital Realty’s share of construction in progress and expected cost to complete at unconsolidated joint venture properties.

Debt Maturities	Financial Supplement
Unaudited and Dollars in Thousands	Third Quarter 2024

4

	As of September 30, 2024
		Interest Rate
	Interest	Including
	Rate	Swaps	2024	2025	2026	2027	2028	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1) (4)
Global unsecured revolving credit facility	3.984%	3.984%	—	—	—	—	—	$1,686,548	$1,686,548
Yen revolving credit facility	0.830%	0.830%	—	—	—	—	—	128,379	128,379
Deferred financing costs, net	—	—	—	—	—	—	—	—	(28,007)
Total Global Unsecured Revolving Credit Facilities	3.761%	3.761%	—	—	—	—	—	$1,814,928	$1,786,921

Unsecured Term Loans
Euro term loan facility	4.328%	3.230%	—	—	—	$417,563	—	—	$417,563
USD term loan facility	6.168%	5.180%	—	—	$500,000	—	—	—	500,000
Deferred financing costs, net	—	—	—	—	—	—	—	—	(3,830)
Total Unsecured Term Loans	5.331%	4.292%	—	—	$500,000	$417,563	—	—	$913,733

Senior Notes
£400 million 4.250% Notes due 2025	4.250%	4.250%	—	$535,000	—	—	—	—	$535,000
€650 million 0.625% Notes due 2025	0.625%	0.625%	—	723,775	—	—	—	—	723,775
€1.08 billion 2.500% Notes due 2026	2.500%	2.500%	—	—	$1,197,013	—	—	—	1,197,013
₣275 million 0.200% Notes due 2026	0.200%	0.200%	—	—	325,198	—	—	—	325,198
₣150 million 1.700% Notes due 2027	1.700%	1.700%	—	—	—	$177,381	—	—	177,381
$1.00 billion 3.700% Notes due 2027 (2)	3.700%	2.485%	—	—	—	1,000,000	—	—	1,000,000
€500 million 1.125% Notes due 2028	1.125%	1.125%	—	—	—	—	$556,750	—	556,750
$900 million 5.550% Notes due 2028 (2)	5.550%	3.996%	—	—	—	—	900,000	—	900,000
$650 million 4.450% Notes due 2028	4.450%	4.450%	—	—	—	—	650,000	—	650,000
₣270 million 0.550% Notes due 2029	0.550%	0.550%	—	—	—	—	—	$319,285	319,285
$900 million 3.600% Notes due 2029	3.600%	3.600%	—	—	—	—	—	900,000	900,000
£350 million 3.300% Notes due 2029	3.300%	3.300%	—	—	—	—	—	468,125	468,125
€750 million 1.500% Notes due 2030	1.500%	1.500%	—	—	—	—	—	835,125	835,125
£550 million 3.750% Notes due 2030	3.750%	3.750%	—	—	—	—	—	735,625	735,625
€500 million 1.250% Notes due 2031	1.250%	1.250%	—	—	—	—	—	556,750	556,750
€1.00 billion 0.625% Notes due 2031	0.625%	0.625%	—	—	—	—	—	1,113,500	1,113,500
€750 million 1.000% Notes due 2032	1.000%	1.000%	—	—	—	—	—	835,125	835,125
€750 million 1.375% Notes due 2032	1.375%	1.375%	—	—	—	—	—	835,125	835,125
€850 million 3.875% Notes due 2033	3.875%	3.875%	—	—	—	—	—	946,475	946,475
Unamortized discounts	—	—	—	—	—	—	—	—	(30,651)
Deferred financing costs	—	—	—	—	—	—	—	—	(51,539)
Total Senior Notes	2.521%	2.329%	—	$1,258,775	$1,522,210	$1,177,381	$2,106,750	$7,545,135	$13,528,061

Secured Debt
ICN10 Facilities	5.750%	3.526%	—	—	—	—	—	$12,852	$12,852
Westin	3.290%	3.290%	—	—	—	$135,000	—	—	135,000
Teraco Loans	10.329%	9.634%	$140	$853	$52,035	103,205	$377,111	—	533,344
Deferred financing costs	—	—	—	—	—	—	—	—	(4,481)
Total Secured Debt	8.848%	8.262%	$140	$853	$52,035	$238,205	$377,111	$12,852	$676,715

Other Debt
Icolo loans	11.650%	11.650%	—	—	$5,601	$4,166	$993	$4,854	$15,614
Total Other Debt	11.650%	11.650%	—	—	$5,601	$4,166	$993	$4,854	$15,614

Mandatorily Redeemable Preferred Shares (Teraco)
Mandatorily Redeemable Preferred Shares (Teraco)	9.890%	9.890%	—	—	$69,493	—	—	—	$69,493
Unamortized discounts	—	—	—	—	—	—	—	—	(3,991)
Total Redeemable Preferred Shares	9.890%	9.890%	—	—	$69,493	—	—	—	$65,502

Total unhedged variable rate debt	—	—	$27	$162	$72,387	$423,187	$23,464	$1,820,145	$2,339,371
Total fixed rate / hedged variable rate debt	—	—	113	1,259,466	2,076,952	1,414,128	2,461,390	7,557,624	14,769,673
Total Debt	3.094%	2.862%	$140	$1,259,628	$2,149,339	$1,837,315	$2,484,854	$9,377,769	$17,109,044

Weighted Average Interest Rate			9.634%	2.171%	3.211%	3.060%	4.330%	2.446%	2.862%

Summary

Weighted Average Term to Initial Maturity									4.3 Years

Weighted Average Maturity (assuming exercise of extension options)									4.5 Years

Global Unsecured Revolving Credit Facilities Detail As of September 30, 2024

	Maximum Available	Existing Capacity (3)	Currently Drawn

Global Unsecured Revolving Credit Facilities (4)	$4,507,007	$2,580,335	$1,814,928

(1)	Assumes all extensions will be exercised.
(2)	Subject to cross-currency swaps.
(3)	Net of letters of credit issued of $111.7 million
(4)	On September 24, 2024, Digital Realty amended, extended, and upsized both its existing global revolving credit facility from $3.75 billion to $4.2 billion and its existing Japanese yen-denominated revolving credit facility from ¥33.3 billion to ¥42.5 billion. Both facilities mature in January 2030, assuming the exercise of two six-month extension options.

Debt Analysis and Covenant Compliance	Financial Supplement
Unaudited	Third Quarter 2024

	As of September 30, 2024

				Global Unsecured
	Unsecured Senior Notes			Credit Facilities
Debt Covenant Ratios (1)	Required	Actual (2)	Actual (3)	Required	Actual
Total outstanding debt / total assets (4)	Less than 60%	43%	36%	Less than 60% (5)	35%
Secured debt / total assets (6)	Less than 40%	5%	1%	Less than 40% (7)	3%
Total unencumbered assets / unsecured debt	Greater than 150%	259%	285%	N/A	N/A
Consolidated EBITDA / interest expense (8)	Greater than 1.50x	4.1x	4.1x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.50x	4.0x
Unsecured debt / total unencumbered asset value (9)		N/A	N/A	Less than 60%	36%
Unencumbered assets debt service coverage ratio (9)		N/A	N/A	Greater than 1.50x	5.0x

(1)	For definitions of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes, the Third Amended and Restated Global Senior Credit Agreement dated as of September 24, 2024 and the Second Amended and Restated Yen facility Credit Agreement dated as of September 24, 2024 , which will be filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(2)	Ratios for the Unsecured Senior Notes listed on page 17 except for the 0.20% notes due 2026, 1.70% notes due 2027, 5.550% notes due 2028, 0.55% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032, 1.375% notes due 2032 and 3.875% notes due 2033.
(3)	Ratios for the 0.20% notes due 2026, 1.70% notes due 2027, 5.550% notes due 2028, 0.55% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031, 1.00% notes due 2032, 1.375% notes due 2032 and 3.875% notes due 2033.
(4)	This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility. For the calculation of Total Assets, please refer to the indentures which govern the notes, the Third Amended and Restated Global Senior Credit Agreement dated as of September 24, 2024 and the Second Amended and Restated Yen facility Credit Agreement dated as of September 24, 2024, which will be filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(5)	The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following any acquisition of one or more Assets.
(6)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility.
(7)	The Company has the right to maintain a Secured Debt Leverage Ratio of greater than 40.0% but less than or equal to 45.0% for up to four consecutive fiscal quarters during the term of the facility following any acquisition of one or more Assets.
(8)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts). This ratio no longer applies from and after the date that the Company achieves a Debt Rating of at least BBB+ / Baa1 and a Total Asset Value of at least $35,000,000,000.
(9)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the global unsecured revolving credit facility and the Yen facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Third Quarter 2024

Stabilized (“Same-Capital”) Portfolio (1)

	Three Months Ended					Nine Months Ended
	30-Sep-24	30-Sep-23	% Change	30-Jun-24	% Change	30-Sep-24	30-Sep-23	% Change
Rental revenues	$718,246	$703,139	2.1%	$713,868	0.6%	$2,142,456	$2,078,367	3.1%
Tenant reimbursements - Utilities	240,970	291,169	(17.2%)	225,307	7.0%	694,622	840,186	(17.3%)
Tenant reimbursements - Other	31,184	36,430	(14.4%)	35,790	(12.9%)	95,286	87,622	8.7%
Interconnection & other	94,960	90,448	5.0%	93,624	1.4%	280,052	265,600	5.4%
Total Revenue	$1,085,360	$1,121,187	(3.2%)	$1,068,589	1.6%	$3,212,416	$3,271,776	(1.8%)

Utilities	$282,470	$340,568	(17.1%)	$252,323	11.9%	$800,664	$949,019	(15.6%)
Rental property operating	182,910	166,771	9.7%	188,637	(3.0%)	538,483	503,726	6.9%
Property taxes	36,710	40,351	(9.0%)	40,402	(9.1%)	108,705	95,457	13.9%
Insurance	4,248	4,077	4.2%	4,432	(4.1%)	12,623	12,023	5.0%
Total Expenses	$506,337	$551,768	(8.2%)	$485,795	4.2%	$1,460,475	$1,560,224	(6.4%)

Net Operating Income (2)	$579,023	$569,419	1.7%	$582,794	(0.6%)	$1,751,941	$1,711,552	2.4%
Less:
Stabilized straight-line rent	$6,355	$938	577.3%	($7,928)	(180.2%)	($11,524)	($8,348)	38.0%
Above- and below-market rent	840	1,016	(17.3%)	790	6.3%	2,459	3,268	(24.8%)
Cash Net Operating Income (3)	$571,828	$567,465	0.8%	$589,933	(3.1%)	$1,761,006	$1,716,631	2.6%

Stabilized Portfolio occupancy at period end (4)	83.3%	82.8%	0.5%	83.6%	(0.3%)	83.3%	82.8%	0.5%

(1)	Represents buildings owned as of December 31, 2022 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2023-2024, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.
(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 32.
(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 32.
(4)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter End September 30, 2024	Third Quarter 2024

	0-1 MW		> 1 MW		Other (3)		Total
Leasing Activity - New (1) (2)	3Q24	LTM	3Q24	LTM	3Q24	LTM	3Q24	LTM

Annualized GAAP Rent (in thousands)	$50,363	$169,482	$449,744	$814,856	$5,068	$6,619	$505,174	$990,957

Kilowatt leased	16,642	54,920	172,139	362,525	—	—	188,781	417,446
NRSF (in thousands)	169	612	1,236	2,851	73	108	1,479	3,570

Weighted Average Lease Term (years)	3.5	4.1	13.8	12.1	14.8	12.3	12.7	10.7

Initial stabilized cash rent per Kilowatt	$252	$258	$165	$150	—	—	$173	$164
GAAP rent per Kilowatt	$252	$257	$218	$187	—	—	$221	$197
Leasing cost per Kilowatt	$26	$23	—	—	—	—	$2	$3

Net Effective Economics by Kilowatt (4)

Base rent by Kilowatt	$257	$261	$218	$188	—	—	$221	$197
Rental concessions by Kilowatt	$4	$4	—	$1	—	—	—	$1
Estimated operating expense by Kilowatt	$73	$76	$55	$47	—	—	$56	$51

Net rent per Kilowatt	$179	$181	$163	$140	—	—	$164	$145

Tenant improvements by Kilowatt	—	—	—	—	—	—	—	—
Leasing commissions by Kilowatt	$9	$8	—	—	—	—	$1	$1

Net effective rent per Kilowatt	$170	$172	$163	$140	—	—	$163	$144

Initial stabilized cash rent per NRSF	$297	$278	$276	$229	$51	$49	$267	$232
GAAP rent per NRSF	$297	$277	$364	$286	$69	$62	$342	$278
Leasing cost per NRSF	$31	$25	—	—	$1	$1	$4	$4

Net Effective Economics by NRSF (4)

Base rent by NRSF	$302	$281	$364	$287	$69	$62	$342	$279
Rental concessions by NRSF	$5	$4	—	$1	—	—	$1	$1
Estimated operating expense by NRSF	$86	$76	$92	$78	$8	$8	$87	$75

Net rent per NRSF	$211	$201	$272	$208	$61	$54	$255	$202

Tenant improvements by NRSF	—	—	—	—	$14	$14	$1	$1
Leasing commissions by NRSF	$10	$9	—	—	—	—	$1	$2

Net effective rent per NRSF	$201	$192	$272	$208	$47	$40	$253	$200

(1)	Excludes short-term, roof, storage, and garage leases.
(2)	Includes leases for new and re-leased space.
(3)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(4)	All dollar amounts are per square foot averaged over lease term. Per Kilowatt amounts are presented in monthly values. Per NRSF amounts are presented in yearly values.

Note: LTM is last twelve months, including current quarter. Weighted average lease term excludes renewal options and is weighted by net rentable square feet.

Summary of Leasing Activity	Financial Supplement
Leases Renewed in the Quarter Ended September 30, 2024	Third Quarter 2024

	0-1 MW		> 1 MW		Other (4)		Total
Leasing Activity - Renewals (1) (2) (3)	3Q24	LTM	3Q24	LTM	3Q24	LTM	3Q24	LTM

Leases renewed (Kilowatt)	36,417	139,873	50,927	197,206	—	—	87,344	337,079
Leases renewed (NRSF in thousands)	518	1,985	548	2,318	142	432	1,208	4,736
Leasing cost per Kilowatt	$2	$2	$1	$2	—	—	$1	$2
Leasing cost per NRSF	$1	$1	$1	$2	$3	$2	$1	$2

Weighted Term (years)	2.0	1.6	7.3	5.6	6.0	5.7	4.9	3.9

Cash Rent

Expiring cash rent per Kilowatt	$291	$296	$144	$135	—	—	$206	$202
Renewed cash rent per Kilowatt	$304	$310	$190	$158	—	—	$237	$221

% Change Cash Rent Per Kilowatt	4.5%	4.5%	31.4%	17.1%	—	—	15.5%	9.4%

Expiring cash rent per NRSF	$245	$250	$161	$138	$60	$49	$185	$177
Renewed cash rent per NRSF	$256	$262	$212	$162	$64	$66	$214	$195

% Change Cash Rent Per NRSF	4.5%	4.5%	31.4%	17.1%	7.7%	34.1%	15.2%	10.1%

GAAP Rent

Expiring GAAP rent per Kilowatt	$287	$295	$135	$128	—	—	$199	$197
Renewed GAAP rent per Kilowatt	$305	$310	$217	$166	—	—	$254	$226

% Change GAAP Rent Per Kilowatt	6.2%	5.1%	60.6%	29.4%	—	—	27.8%	14.3%

Expiring GAAP rent per NRSF	$242	$249	$151	$131	$54	$45	$179	$173
Renewed GAAP rent per NRSF	$257	$262	$243	$169	$64	$64	$228	$198

% Change GAAP Rent Per NRSF	6.2%	5.1%	60.6%	29.4%	18.5%	43.8%	27.5%	15.0%

Retention ratio (5)	80.0%	81.3%	87.6%	82.0%	78.0%	74.5%	83.0%	80.9%

Churn (6)	2.4%	7.4%	0.7%	4.5%	1.9%	2.8%	1.5%	5.6%

(1)	Excludes short-term, roof, storage, and garage leases.
(2)	Rental rates represent annual estimated cash rent per kilowatt and net rentable square feet, adjusted for straight-line rents in accordance with GAAP.
(3)	Per Kilowatt amounts are presented in monthly values. Per NRSF amounts are presented in yearly values.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Based on square feet.
(6)	Churn is defined as recurring revenue lost during the period due to leases terminated or not renewed, divided by recurring revenue at the beginning of the period.

Note: LTM is last twelve months, including current quarter. Weighted average lease term excludes renewal options and is weighted by net rentable square feet.

Lease Expirations - By Size	Financial Supplement
Dollars and Square Feet in Thousands (except per square foot and per kW data)	Third Quarter 2024

			% of	Annualized Rent Per	Annualized Rent Per				Rent Per kW
	Square Footage of	Annualized	Annualized	Occupied	Occupied Square	Annualized Rent	kW of Expiring	Rent per kW	Per Month at
Year	Expiring Leases (1)	Rent (2)	Rent	Square Foot	Foot at Expiration	at Expiration	Leases	Per Month	Expiration
0-1 MW
Available	2,799	—	—	—	—	—	—	—	—
Month to Month (3)	229	$55,589	1.5%	$242	$241	$55,301	11,907	$389	$387
2024	635	191,108	5.0%	301	301	191,063	43,981	362	362
2025	2,072	624,550	16.5%	301	302	626,429	146,109	356	357
2026	648	171,326	4.5%	265	271	175,662	49,737	287	294
2027	676	149,249	3.9%	221	234	158,083	51,936	239	254
2028	337	61,391	1.6%	182	197	66,189	22,637	226	244
2029	264	48,360	1.3%	183	203	53,677	19,412	208	230
2030	105	26,696	0.7%	254	276	29,014	7,875	283	307
2031	108	20,645	0.5%	191	220	23,772	7,132	241	278
2032	74	10,010	0.3%	135	159	11,801	3,205	260	307
2033	36	10,084	0.3%	283	343	12,204	3,013	279	338
Thereafter	39	5,501	0.1%	143	142	5,484	2,258	203	202

Total / Wtd. Avg.	8,021	$1,374,509	36.2%	$263	$270	$1,408,679	369,201	$310	$318

> 1 MW	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,610	—	—	—	—	—	—	—	—
Month to Month (3)	144	$19,433	0.5%	$135	$135	$19,460	13,450	$120	$121
2024	140	30,574	0.8%	218	218	30,574	16,111	158	158
2025	1,499	240,067	6.3%	160	162	242,611	137,583	145	147
2026	1,912	282,122	7.4%	148	153	292,680	172,437	136	141
2027	1,528	227,049	6.0%	149	157	240,483	145,179	130	138
2028	1,229	155,097	4.1%	126	134	164,904	113,166	114	121
2029	1,871	274,400	7.2%	147	161	301,365	209,757	109	120
2030	1,284	194,509	5.1%	152	167	213,973	141,071	115	126
2031	936	131,877	3.5%	141	162	151,593	96,633	114	131
2032	840	117,965	3.1%	140	159	133,764	91,156	108	122
2033	544	85,991	2.3%	158	180	98,064	57,540	125	142
Thereafter	2,805	408,152	10.8%	146	178	498,952	268,995	126	155

Total / Wtd. Avg.	16,342	$2,167,236	57.1%	$147	$162	$2,388,423	1,463,076	$123	$136

Other (4)	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,321	—	—	—	—	—	—	—	—
Month to Month (3)	79	$8,402	0.2%	$107	$107	$8,402	—	—	—
2024	188	11,721	0.3%	62	62	11,721	—	—	—
2025	646	24,579	0.6%	38	38	24,687	—	—	—
2026	828	27,892	0.7%	34	35	28,871	—	—	—
2027	333	10,553	0.3%	32	34	11,182	—	—	—
2028	478	15,039	0.4%	31	34	16,162	—	—	—
2029	749	36,108	1.0%	48	55	40,921	—	—	—
2030	834	36,005	0.9%	43	58	48,055	—	—	—
2031	71	2,315	0.1%	32	38	2,722	—	—	—
2032	112	6,549	0.2%	58	66	7,364	—	—	—
2033	110	4,134	0.1%	38	44	4,839	—	—	—
Thereafter	3,070	69,133	1.8%	23	29	88,604	—	—	—

Total / Wtd. Avg.	8,820	$252,431	6.7%	$34	$39	$293,531	—	—	—

Total	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	5,604	—	—	—	—	—	—	—	—
Month to Month (3)	452	$83,424	2.2%	$184	$184	$83,163	—	—	—
2024	964	233,403	6.2%	242	242	233,358	—	—	—
2025	4,217	889,196	23.4%	211	212	893,727	—	—	—
2026	3,388	481,340	12.7%	142	147	497,213	—	—	—
2027	2,537	386,851	10.2%	152	162	409,748	—	—	—
2028	2,043	231,527	6.1%	113	121	247,255	—	—	—
2029	2,884	358,869	9.5%	124	137	395,963	—	—	—
2030	2,223	257,210	6.8%	116	131	291,042	—	—	—
2031	1,115	154,837	4.1%	139	160	178,087	—	—	—
2032	1,027	134,523	3.5%	131	149	152,929	—	—	—
2033	689	100,209	2.6%	145	167	115,108	—	—	—
Thereafter	5,911	482,787	12.7%	82	100	593,039	—	—	—

Total / Wtd. Avg.	33,055	$3,794,177	100.0%	$138	$149	$4,090,633	—	—	—

(1)	For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2024, multiplied by 12.
(3)	Includes leases, licenses, and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
(4)	Other includes unimproved building shell capacity as well as storage and office space within fully improved data center facilities.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	Third Quarter 2024

					Weighted
					Average
			Annualized	% of Annualized	Remaining
		Number of	Recurring	Recurring	Lease Term in
	Customer	Locations	Revenue (1)	Revenue	Years
1	Fortune 50 Software Company	73	$473,607	11.2%	8.8
2	Oracle Corporation	38	243,284	5.7%	9.6
3	Social Content Platform	29	229,131	5.4%	3.9
4	Global Cloud Provider	62	195,425	4.6%	5.0
5	IBM	37	132,481	3.1%	2.9
6	Equinix	15	96,419	2.3%	5.2
7	LinkedIn Corporation	7	83,267	2.0%	1.2
8	Meta Platforms, Inc.	47	63,436	1.5%	3.8
9	Fortune 25 Investment Grade-Rated Company	28	63,205	1.5%	2.1
10	Social Media Platform	5	63,164	1.5%	6.6
11	Specialized Cloud Provider	2	58,859	1.4%	4.9
12	Fortune 25 Tech Company	50	57,992	1.4%	3.4
13	Lumen Technologies, Inc.	129	53,953	1.3%	8.6
14	AT&T	75	49,236	1.2%	2.7
15	Fortune 500 SaaS Provider	10	43,824	1.0%	2.9
16	Comcast Corporation	42	42,767	1.0%	3.8
17	JPMorgan Chase & Co.	17	40,607	1.0%	2.9
18	Rackspace	23	37,320	0.9%	9.1
19	Centersquare	14	37,164	0.9%	5.7
20	Morgan Stanley	13	36,776	0.9%	4.6
	Total / Weighted Average		$2,101,917	49.8%	6.0

(1)	Annualized recurring revenue represents the monthly contractual base rent (defined as cash base rent before abatements) and interconnection revenue under existing leases as of September 30, 2024, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Occupancy Analysis	Financial Supplement
Dollars and Square Feet in Thousands	Third Quarter 2024

	Net Rentable	Space Under Active	Space Held for	Annualized	Occupancy (5)		White Space	Data Center
Metropolitan Area	Square Feet (1)	Development (2)	Development (3)	Rent (4)	30-Sep-24	30-Jun-24	IT Load (6)	Count
North America

Northern Virginia	5,252	1,676	270	$608,250	93.1%	90.3%	462.5	18
Chicago	2,262	553	48	228,250	92.3%	93.4%	81.0	7
New York	1,774	87	107	210,629	72.4%	72.0%	65.5	12
Dallas	3,032	408	110	208,153	83.0%	81.7%	111.2	19
Silicon Valley	1,524	—	131	171,920	91.2%	90.8%	94.6	14
Portland	1,147	—	16	152,829	98.9%	98.5%	123.6	3
Phoenix	796	—	—	77,795	75.9%	75.9%	42.5	2
Toronto	585	137	135	66,000	95.5%	95.0%	55.8	2
Atlanta	542	15	314	62,715	97.6%	96.6%	9.1	4
San Francisco	844	—	—	60,684	62.4%	64.2%	31.5	4
Seattle	397	—	—	45,739	75.1%	77.1%	5.9	1
Los Angeles	611	11	—	43,989	80.6%	81.2%	16.2	2
Houston	393	—	14	18,750	69.6%	69.6%	12.0	6
Boston	437	—	51	17,801	41.9%	41.8%	19.0	3
Miami	226	—	—	9,910	85.3%	86.3%	1.3	2
Austin	86	—	—	7,456	59.6%	59.6%	4.3	1
Charlotte	95	—	—	5,901	92.0%	91.3%	1.5	3
North America Total/Weighted Average	20,003	2,887	1,194	$1,996,770	85.5%	84.5%	1,137.5	103

EMEA

Frankfurt	2,235	1,488	—	$270,815	84.4%	85.3%	149.4	29
London	1,572	—	77	253,094	60.7%	60.2%	109.0	16
Amsterdam	1,332	222	92	191,981	85.0%	85.0%	116.3	13
Johannesburg	1,183	1,024	—	137,024	80.7%	80.7%	62.2	5
Paris	977	285	—	130,773	83.1%	87.5%	91.9	12
Marseille	520	38	378	76,334	80.2%	78.8%	45.4	4
Zurich	444	152	—	63,848	83.1%	83.5%	29.0	3
Dublin	553	—	—	59,509	71.8%	74.4%	39.3	9
Vienna	356	133	—	53,272	82.7%	82.7%	25.6	3
Madrid	308	100	—	45,503	75.9%	72.7%	16.8	4
Cape Town	326	402	—	41,139	75.9%	75.4%	21.1	2
Brussels	338	—	—	40,818	69.7%	69.6%	21.5	3
Stockholm	190	108	—	25,463	72.7%	71.4%	16.8	6
Copenhagen	226	—	99	25,179	69.8%	67.1%	12.9	3
Athens	148	61	—	19,017	80.8%	77.5%	9.0	4
Dusseldorf	142	—	71	18,736	54.7%	55.9%	7.7	3
Durban	45	—	—	7,093	90.1%	88.1%	1.1	1
Mombasa	37	—	21	4,195	39.0%	39.0%	3.5	2
Zagreb	24	10	—	2,882	94.6%	96.2%	0.9	1
Nairobi	16	75	—	2,881	64.3%	63.0%	0.5	1
Maputo	3	—	—	487	41.6%	41.6%	0.2	1
Barcelona	—	144	—	—	—	—	—	—
Crete	—	11	—	—	—	—	—	—
EMEA Total/Weighted Average	10,974	4,255	739	$1,470,043	77.6%	78.2%	780.0	125

Asia Pacific

Singapore	883	7	—	$255,851	91.8%	95.8%	84.3	3
Sydney	361	—	88	30,007	85.9%	91.2%	22.8	4
Melbourne	147	—	—	18,832	92.4%	62.9%	9.6	2
Hong Kong	114	66	104	10,838	73.2%	1.9%	7.5	1
Seoul	162	—	—	3,410	14.9%	14.7%	12.0	1
Asia Pacific Total/Weighted Average	1,667	73	192	$318,939	81.8%	77.6%	136.1	11

Consolidated Portfolio Total/Weighted Average	32,644	7,215	2,124	$3,785,752	82.7%	81.3%	2,053.6	239

Unconsolidated Joint Ventures

Northern Virginia	2,793	792	—	$242,515	96.8%	98.9%	209.7	12
Chicago	1,118	—	—	118,264	96.3%	94.2%	94.2	3
Silicon Valley	142	—	400	18,592	100.0%	96.5%	10.9	2
Dallas	183	181	—	14,168	100.0%	100.0%	8.0	2
Hong Kong	186	—	—	11,125	44.3%	44.3%	11.0	1
Toronto	104	—	—	10,351	54.6%	54.6%	6.8	1
Paris	91	179	—	7,440	59.9%	59.9%	10.0	1
Los Angeles	197	—	—	8,254	100.0%	100.0%	—	2
Lagos	4	26	—	821	92.2%	100.0%	—	2
Accra	—	24	—	—	—	—	—	—
Managed Unconsolidated Portfolio Total/Weighted Average	4,819	1,203	400	$431,531	93.4%	94.0%	350.5	26

Managed Portfolio Total/Weighted Average	37,463	8,418	2,524	$4,217,283	84.0%	82.9%	2,404.1	265

Digital Realty Share Total/Weighted Average (7)	33,055	6,639	2,518	$3,794,177	83.0%	81.6%	2,086.4	—

Non-Managed Unconsolidated Joint Ventures

Sao Paulo	1,391	99	1,198	$173,366	91.9%	91.9%	117.6	25
Tokyo	1,118	431	48	92,793	74.9%	76.0%	64.9	5
Osaka	583	59	137	78,554	83.3%	83.3%	58.9	4
Rio De Janeiro	112	—	—	11,712	100.0%	100.0%	8.0	2
Queretaro	105	—	583	10,112	100.0%	100.0%	8.0	3
Santiago	119	118	71	9,110	90.1%	90.1%	10.2	3
Seattle	51	—	—	7,770	100.0%	100.0%	9.0	1
Fortaleza	94	—	—	3,758	22.0%	22.0%	6.2	1
Chennai	55	—	104	—	—	—	7.2	1
Bogota	—	—	197	—	—	—	—	2
Non-Managed Portfolio Total/Weighted Average	3,629	708	2,338	$387,176	82.6%	82.5%	290.0	47

Portfolio Total/Weighted Average	41,092	9,126	4,862	$4,604,459	83.9%	82.9%	2,694.0	312

(1)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Space under active development includes current Base Building and Data Center projects in progress.
(3)	Space held for development includes space held for future Data Center development and excludes space under active development.
(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of September 30, 2024, multiplied by 12.
(5)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.
(6)	White Space IT Load represents UPS-backed utility power dedicated to Digital Realty’s operated data center space.
(7)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle (1)	Financial Supplement
Dollars in Thousands	Third Quarter 2024

	Future Development Capacity				Data Center Construction

	IT Capacity (100% Share) (2)		Total Investment (3)		Project Summary (4)			100% Share (4)			DLR Share (5)

					Under		Average	Current	Future	Total	Current	Future	Total
			100% Share	DLR Share	Construction		Expected	Investment	Investment	Investment	Investment	Investment	Investment	Yields
Region	Land (MW)	Shell (MW)	(4)	(5)	(MW)	% Leased	Completion	(6)	(7)	(8)	(6)	(7)	(8)	(9)
Northern Virginia	1,000	120	$1,013,128	$999,063	208	100%	4Q25	$516,149	$1,570,139	$2,086,288	$416,841	$872,026	$1,288,867
Chicago	20	—	34,282	34,282	54	89%	4Q26	77,698	579,262	656,959	77,698	579,262	656,959
Dallas	180	30	222,212	188,323	56	100%	4Q26	140,347	528,232	668,579	59,914	509,753	569,667
Other	310	150	690,647	590,931	26	88%	2Q25	268,224	57,589	325,813	190,416	48,871	239,287
Americas	1,510	300	$1,960,268	$1,812,599	344	97%		$1,002,418	$2,735,221	$3,737,639	$744,868	$2,009,911	$2,754,779	13.6%

Frankfurt	120	60	$824,482	$824,482	51	51%	3Q25	$736,267	$227,271	$963,538	$736,267	$227,271	$963,538
Paris	220	—	99,486	55,263	52	54%	2Q25	573,119	230,649	803,768	451,239	147,495	598,734
Zurich	10	—	37,203	37,203	13	67%	4Q24	243,967	42,305	286,273	243,967	42,305	286,273
Other	430	120	726,466	708,086	141	33%	1Q26	534,215	854,641	1,388,856	417,630	708,613	1,126,243
EMEA	780	180	$1,687,638	$1,625,035	257	42%		$2,087,568	$1,354,867	$3,442,435	$1,849,103	$1,125,685	$2,974,788	10.6%

Tokyo	30	20	$129,957	$64,978	30	59%	3Q25	$143,967	$202,962	$346,929	$71,984	$101,481	$173,464
Hong Kong	—	—	26,319	26,319	6	100%	3Q25	30,214	47,301	77,515	30,214	47,301	77,515
Osaka	40	10	56,658	28,329	6	100%	3Q25	26,997	33,553	60,551	13,499	16,777	30,275
Other	200	20	267,436	183,200	1	100%	4Q24	5,811	3,550	9,362	5,811	3,550	9,362
APAC	270	50	$480,370	$302,827	43	71%		$206,990	$287,366	$494,356	$121,508	$169,109	$290,617	10.4%

Total	2,560	530	$4,128,276	$3,740,461	644	74%		$3,296,976	$4,377,454	$7,674,430	$2,715,479	$3,304,705	$6,020,184	12.0%

(1)	Includes development projects in consolidated and unconsolidated joint ventures.
(2)	Represents the expected megawatt capacity to be developed based on our current plans and estimates; actual megawatt capacity developed may differ. Includes land and space held or actively under construction in preparation for future data center fit-out.
(3)	Represents cost incurred through September 30, 2024, plus remaining cost to complete on approved phases in preparation for future data center fit-out, including pro-rata share of acquisition, shell, and infrastructure costs.
(4)	Includes Digital Realty's and partners' shares in development joint venture projects.
(5)	Includes only Digital Realty's share in development joint venture projects.
(6)	Represents cost incurred through September 30, 2024.
(7)	Represents estimated cost to complete scope of work pursuant to approved development budget.
(8)	Represents total cost to develop a data center, including pro-rata share of acquisition, infrastructure, and shell space, plus the direct investment in the data center fit-out.
(9)	Represents pre-tax estimated stabilized cash yields, which are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions.

Construction Projects in Progress (1)	Financial Supplement
Dollars in Thousands	Third Quarter 2024

	100% Share (2)			DLR Share (3)
	Current	Future	Total	Current	Future	Total
Construction Projects in Progress	Investment (4)	Investment (5)	Investment	Investment (4) (6)	Investment (5)	Investment
Future Development Capacity (7)	$2,828,960	$1,299,316	$4,128,276	$2,528,053	$1,212,408	$3,740,461
Data Center Construction	3,296,976	4,377,454	7,674,430	2,715,479	3,304,705	6,020,184
Equipment Pool & Other Inventory (8)	216,476	—	216,476	216,476	—	216,476
Campus, Tenant Improvements & Other (9)	284,922	156,989	441,912	284,922	156,989	441,912
Total Land Held and Development CIP	$6,627,334	$5,833,760	$12,461,094	$5,744,930	$4,674,103	$10,419,033

Enhancement & Other	$10,271	$7,905	$18,176	$10,271	$7,905	$18,176
Recurring	28,271	46,266	74,537	28,271	46,266	74,537
Total Land Held and Construction in Progress	$6,665,877	$5,887,931	$12,553,808	$5,783,473	$4,728,274	$10,511,746

(1)	Includes development projects in consolidated and unconsolidated joint ventures.
(2)	Includes Digital Realty's and partners' shares in development joint venture projects.
(3)	Includes only Digital Realty's share in development joint venture projects.
(4)	Represents cost incurred through September 30, 2024.
(5)	Represents estimated cost to complete scope of work pursuant to approved development budget.
(6)	Excludes $108.7 million representing our partners' shares in consolidated joint ventures included in Construction in Progress or Land Held for Future Development in our Consolidated Balance Sheet; includes $655.2 million representing Digital Realty's share in development projects classified as Investments in Unconsolidated Joint Ventures in our Consolidated Balance Sheet.
(7)	Includes land and space held or actively under construction in preparation for future data center fit-out.
(8)	Represents long-lead equipment and materials required for timely deployment and delivery of data center fit-out.
(9)	Represents improvements in progress as of September 30, 2024, which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements. Includes $3.0 million included in our Consolidated Balance Sheet related to fair value adjustments on Teraco portfolio projects that were partially constructed as of August 1, 2022.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars and Square Feet in Thousands	Third Quarter 2024

	Three Months Ended					Nine Months Ended
	30-Sep-24	30-Jun-24	31-Mar-24	31-Dec-23	30-Sep-23	30-Sep-24	30-Sep-23

Non-Recurring Capital Expenditures (1)

Development (2)	$650,912	$531,903	$549,522	$845,315	$953,267	$1,732,337	$2,121,583

Enhancements and Other Non-Recurring	7,070	7,051	7,738	10,113	1,317	21,859	5,592

Total Non-Recurring Capital Expenditures	$657,981	$538,953	$557,260	$855,428	$954,584	$1,754,194	$2,127,175

Recurring Capital Expenditures (3)	$67,308	$60,483	$47,676	$142,808	$90,251	$175,467	$184,214

Total Direct Capital Expenditures	$725,289	$599,436	$604,936	$998,236	$1,044,835	$1,929,661	$2,311,389

Indirect Capital Expenditures

Capitalized Interest	$28,312	$27,592	$28,522	$33,032	$29,130	$84,426	$83,784

Capitalized Overhead	27,929	28,457	25,857	27,867	23,837	82,243	71,289

Total Indirect Capital Expenditures	$56,241	$56,049	$54,379	$60,899	$52,967	$166,669	$155,073

Total Improvements to and Advances for Investment in Real Estate	$781,530	$655,485	$659,315	$1,059,135	$1,097,802	$2,096,330	$2,466,462

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.
(2)	Amount reflects the total capital expenditures on consolidated development projects during the quarter. The total includes 100% of spending on projects contributed to joint ventures prior to their contribution for all periods excluding the period ended September 30, 2024.
(3)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.

Acquisitions / Dispositions/ Joint Ventures	Financial Supplement
Dollars and Square Feet in Thousands	Third Quarter 2024

Closed Acquisitions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Acquisition	Metropolitan	Date	Purchase	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Acquired	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
630 & 631 Ajax Avenue (Cyxtera)	Leasehold	Slough, UK	7/5/2024	$200,000	—	—	—	—	—
Pudongweg 37, Schiphol Rijk	Buildings	Amsterdam	8/7/2024	$47,880	5.7%	—	—	—	—
Total				$247,880	—	—	—	—	—

Closed Dispositions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Disposition	Metropolitan	Date	Sale	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Disposed	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
1500 Towerview	Building	Eagan, MN	8/28/2024	$6,250	—	—	—	—	—
Total				$6,250	—	—	—	—	—

Closed Joint Venture Contributions:

Net
					Rentable	Square Feet	Square Feet	% of Total Net
	Metropolitan		Contribution	Cap	Square	Under	Held For	Rentable Square
Property	Area	Date	Price	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
	—	—	—	—	—	—	—	—
Total	—	—	—	—	—	—	—	—

(1)	Represents the purchase price or sale price, as applicable before contractual price adjustments, transaction expenses, taxes, and potential currency fluctuations. All prices converted to USD based on FX rate as of September 30, 2024.
(2)	We calculate the cash capitalization rate on acquisitions, dispositions, and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, tenant bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to tenants.
(3)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.
(4)	Occupancy excludes space under active development and space held for development.

Unconsolidated Joint Ventures	Financial Supplement
Dollars in Thousands	Third Quarter 2024

Summary Balance Sheet -	As of September 30, 2024
at the JV's 100% Share	Americas (1)	APAC (2)	EMEA (3)	Global (4)	Total

Gross cost of operating real estate	$6,298,590	$1,935,939	$363,239	$1,353,547	$9,951,315
Accumulated depreciation & amortization	(888,116)	(269,733)	(2,592)	(94,387)	(1,254,828)
Net Book Value of Operating Real Estate	$5,410,475	$1,666,207	$360,647	$1,259,160	$8,696,488
Cash	315,769	308,321	70,143	21,228	715,461
Other assets	1,814,902	190,627	35,994	244,500	2,286,023
Total Assets	$7,541,146	$2,165,154	$466,784	$1,524,888	$11,697,972

Debt	2,826,793	688,362	—	494,904	4,010,058
Other liabilities	698,170	177,633	396,556	34,606	1,306,965
Equity / (deficit)	4,016,183	1,299,160	70,228	995,378	6,380,950
Total Liabilities and Equity	$7,541,146	$2,165,154	$466,784	$1,524,888	$11,697,972

Digital Realty's ownership percentage	Various	Various	Various	38%

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$952,239	$336,770	—	$190,459	$1,479,468

Summary Statement of Operations -	Three Months Ended September 30, 2024
at the JV's 100% Share	Americas (1)	APAC (2)	EMEA (3)	Global (4)	Total

Total revenues	$213,340	$68,410	$3,623	$24,550	$309,924
Operating expenses	(92,367)	(34,996)	(2,003)	(8,889)	(138,255)
Net Operating Income (NOI)	$120,973	$33,414	$1,620	$15,661	$171,668

Straight-line rent	(3,154)	(1,434)	(237)	259	(4,566)
Above and below market rent	987	—	(537)	(823)	(373)
Cash Net Operating Income (NOI)	$118,806	$31,980	$846	$15,098	$166,730

Interest expense	($55,766)	($1,388)	($4,845)	($5,473)	($67,472)
Depreciation & amortization	(110,586)	(17,723)	(1,943)	(14,509)	(144,761)
Other income / (expense)	(16,610)	(2,968)	(942)	(20,113)	(40,633)
FX remeasurement on USD debt	18,196	—	(4,909)	(18,149)	(4,863)
Total Non-Operating Expenses	($164,767)	($22,079)	($12,638)	($58,243)	($257,727)

Net Income / (Loss)	($43,794)	$11,335	($11,018)	($42,582)	($86,059)

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$38,466	$16,708	$415	$6,027	$61,616

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$37,961	$15,994	$260	$5,810	$60,025

Digital Realty's Earnings (loss) income from unconsolidated joint ventures	($13,545)	$5,667	($5,246)	($13,362)	($26,486)

Digital Realty's Pro Rata Share of Core FFO (5)	$10,895	$14,529	($1,906)	($2,202)	$21,316

Digital Realty's Fee Income from Joint Ventures	$8,562	$616	$966	$1,306	$11,449

(1)	Includes Ascenty, Blackstone NoVa, Clise, GI Partners, Mapletree, Menlo, Mitsubishi, Realty Income, TPG Real Estate, and Walsh.
(2)	Includes Digital Connexion, Lumen, and MC Digital Realty.
(3)	Includes Blackstone Paris, Medallion, and Mivne.
(4)	Includes Digital Core REIT.
(5)	For a definition of Core FFO, see page 31.

Note: Digital Realty’s ownership percentages in the Joint Ventures vary.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and Dollars in Thousands	Third Quarter 2024

	Three Months Ended
Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	30-Sep-24	30-Jun-24	31-Mar-24	31-Dec-23	30-Sep-23

Net Income / (Loss) Available to Common Stockholders	$41,012	$70,039	$271,327	$18,122	$723,440
Interest	123,803	114,756	109,535	113,638	110,767
Loss on debt extinguishment and modifications	2,636	—	1,070	—	—
Income tax expense (benefit)	12,427	14,992	22,413	20,724	17,228
Depreciation & amortization	459,997	425,343	431,102	420,475	420,613
EBITDA	$639,875	$625,130	$835,446	$572,958	$1,272,048
Unconsolidated JV real estate related depreciation & amortization	48,474	47,117	47,877	64,833	43,214
Unconsolidated JV interest expense and tax expense	34,951	27,704	34,271	42,140	27,000
Severance, equity acceleration and legal expenses	2,481	884	791	7,565	2,682
Transaction and integration expenses	24,194	26,072	31,839	40,226	14,465
(Gain) / loss on sale of investments	556	(173,709)	(277,787)	103	(810,688)
Provision for impairment	—	168,303	—	5,363	113,000
Other non-core adjustments, net (2)	8,642	743	21,608	(35,439)	1,719
Non-controlling interests	(11,059)	(5,552)	6,329	(8,419)	12,320
Preferred stock dividends	10,181	10,181	10,181	10,181	10,181
Adjusted EBITDA	$758,296	$726,874	$710,556	$699,509	$685,943

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the Definitions section.
(2)	Includes foreign exchange net unrealized gains/losses attributable to remeasurement, deferred rent adjustments related to a customer bankruptcy, write offs associated with bankrupt or terminated customers, non-recurring legal expenses, gain on sale of land option and lease termination fees.

	Three Months Ended
Financial Ratios	30-Sep-24	30-Jun-24	31-Mar-24	31-Dec-23	30-Sep-23

Total GAAP interest expense	$123,803	$114,756	$109,535	$113,638	$110,767
Capitalized interest	28,312	27,592	28,522	33,032	29,130
Change in accrued interest and other non-cash amounts	43,720	(55,605)	55,421	(66,013)	44,183
Cash Interest Expense (3)	$195,835	$86,743	$193,479	$80,657	$184,081

Preferred stock dividends	10,181	10,181	10,181	10,181	10,181
Total Fixed Charges (4)	$162,296	$152,529	$148,239	$156,851	$150,079

Coverage
Interest coverage ratio (5)	4.3x	4.3x	4.3x	4.2x	4.2x
Cash interest coverage ratio (6)	3.4x	6.4x	6.3x	3.2x	7.0x
Fixed charge coverage ratio (7)	4.1x	4.1x	4.0x	4.0x	4.0x
Cash fixed charge coverage ratio (8)	3.3x	5.9x	3.1x	5.9x	3.3x

Leverage
Debt to total enterprise value (9)(10)	23.5%	24.2%	24.2%	26.7%	28.6%
Debt-plus-preferred-stock-to-total-enterprise-value (10)(11)	24.5%	25.3%	25.3%	27.9%	29.8%
Pre-tax income to interest expense (12)	1.3x	1.7x	3.5x	1.2x	7.6x
Net Debt-to-Adjusted EBITDA (13)	5.4x	5.3x	5.7x	6.0x	6.4x

(3)	Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash-based interest expense.
(4)	Fixed charges consist of GAAP interest expense, capitalized interest, and preferred stock dividends.
(5)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(6)	Adjusted EBITDA divided by cash interest expense (including our pro rata share of unconsolidated joint venture interest expense).
(7)	Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(8)	Adjusted EBITDA divided by the sum of cash interest expense and preferred stock dividends (including our pro rata share of unconsolidated joint venture cash fixed charges).
(9)	Total debt divided by market value of common equity plus debt plus preferred stock.
(10)	Total enterprise value defined as market value of common equity plus debt plus preferred stock.
(11)	Same as (9), except numerator includes preferred stock.
(12)	Calculated as net income plus interest expense divided by GAAP interest expense.
(13)	Calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated joint venture debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated joint venture cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Third Quarter 2024

Definitions

Funds From Operations (FFO):

We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts (Nareit) in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO is a non-GAAP financial measure and represents net income (loss) (computed in accordance with GAAP), excluding gain (loss) from the disposition of real estate assets, provision for impairment, real estate related depreciation and amortization (excluding amortization of deferred financing costs), our share of unconsolidated JV real estate related depreciation & amortization, net income attributable to non-controlling interests in operating partnership and, depreciation related to non-controlling interests. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the Nareit definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):

We present core funds from operations, or Core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate Core FFO by adding to or subtracting from FFO (i) other non-core revenue adjustments, (ii) transaction and integration expenses, (iii) loss on debt extinguishment and modifications, (iv) gain on / issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration and legal expenses, (vi) gain/loss on FX revaluation, and (vii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may calculate Core FFO differently than we do and accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):

We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from Core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax expense / (benefit), (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and, accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:

We believe that earnings before interest, loss on debt extinguishment and modifications, income taxes, and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, (i) unconsolidated joint venture real estate related depreciation & amortization, (ii) unconsolidated joint venture interest expense and tax, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) non-controlling interests, (ix) preferred stock dividends, and (x) issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding (i) unconsolidated joint venture real estate related depreciation & amortization, (ii) unconsolidated joint venture interest expense and tax, (iii) severance, equity acceleration and legal expenses, (iv) transaction and integration expenses, (v) gain (loss) on sale / deconsolidation, (vi) provision for impairment, (vii) other non-core adjustments, net, (viii) non-controlling interests, (ix) preferred stock dividends, and (x) gain on / issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and, accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Third Quarter 2024

Net Operating Income (NOI) and Cash NOI:

Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. Same-Capital Cash NOI represents buildings owned as of December 31, 2022 of the prior year with less than 5% of total rentable square feet under development and excludes buildings that were undergoing, or were expected to undergo, development activities in 2023-2024, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented (prior period numbers adjusted to reflect current same-capital pool). However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

Net debt-to-Adjusted EBITDA ratio is calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated joint venture debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated joint venture cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated joint venture EBITDA), multiplied by four.

Debt-plus-preferred-to-total enterprise value is total debt plus preferred stock divided by total debt plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.

Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest and preferred stock dividends. For the quarter ended September 30, 2024, GAAP interest expense was $124 million, capitalized interest was $28 million and preferred stock dividends was $10 million.

Reconciliation of Net Operating Income (NOI)	Three Months Ended			Nine Months Ended
(in thousands)	30-Sep-24	30-Jun-24	30-Sep-23	30-Sep-24	30-Sep-23

Operating income	$168,286	$9,889	$58,231	$327,542	$390,426

Fee income	(12,907)	(15,656)	(7,819)	(41,572)	(30,596)
Other income	(4,581)	(2,125)	—	(7,568)	(1,819)
Depreciation and amortization	459,997	425,343	420,613	1,316,442	1,274,379
General and administrative	115,120	119,511	108,039	349,051	321,769
Severance, equity acceleration and legal expenses	2,481	884	2,682	4,156	10,489
Transaction expenses	24,194	26,072	14,465	82,105	44,496
Provision for impairment	—	168,303	113,000	168,303	113,000
Other expenses	4,774	(529)	1,295	15,080	1,949

Net Operating Income	$757,365	$731,692	$710,505	$2,213,540	$2,124,094

Cash Net Operating Income (Cash NOI)

Net Operating Income	$757,365	$731,692	$710,505	$2,213,540	$2,124,094

Straight-line rental revenue	(18,423)	(2,873)	(14,185)	(23,818)	(17,999)
Straight-line rental expense	1,683	959	1,632	4,011	1,844
Above- and below-market rent amortization	(742)	(1,691)	(1,127)	(3,287)	(3,548)

Cash Net Operating Income	$739,883	$728,088	$696,826	$2,190,446	$2,104,391

Constant Currency CFFO Reconciliation	Three Months Ended			Nine Months Ended
(in thousands, except per share data)	30-Sep-24		30-Sep-23	30-Sep-24	30-Sep-23

Core FFO (1)	$557,744		$500,402	$1,628,378	$1,501,403
Core FFO impact of holding '23 Exchange Rates Constant (2)	(3,281)		—	1,792	—

Constant Currency Core FFO	$554,463		$500,402	$1,630,170	$1,501,403
Weighted-average shares and units outstanding - diluted	334,476		308,539	326,545	302,740
Constant Currency CFFO Per Share	$1.66		$1.62	$4.99	$4.96

1)	As reconciled to net income above.
2)	Adjustment calculated by holding currency translation rates for 2024 constant with average currency translation rates that were applicable to the same periods in 2023.

Forward-Looking Statements	Financial Supplement
Third Quarter 2024

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: our economic outlook, our expected investment and expansion activity, anticipated continued demand for our products and service, our liquidity, our joint ventures, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, our product offerings, available inventory, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company’s FFO, Core FFO, constant currency Core FFO, adjusted FFO, and net income, 2024 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Some of the risks and uncertainties that may cause our actual results, performance, or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●	reduced demand for data centers or decreases in information technology spending;
●	decreased rental rates, increased operating costs or increased vacancy rates;
●	increased competition or available supply of data center space;
●	the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;
●	breaches of our obligations or restrictions under our contracts with our customers;
●	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;
●	the impact of current global and local economic, credit and market conditions;
●	global supply chain or procurement disruptions, or increased supply chain costs;
●	the impact from periods of heightened inflation on our costs, such as operating and general and administrative expenses, interest expense and real estate acquisition and construction costs;
●	the impact on our customers’ and our suppliers’ operations during an epidemic, pandemic, or other global events;
●	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;
●	changes in political conditions, geopolitical turmoil, political instability, civil disturbances, restrictive governmental actions or nationalization in the countries in which we operate;
●	our inability to retain data center space that we lease or sublease from third parties;
●	information security and data privacy breaches;
●	difficulties managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;
●	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent and future acquisitions;
●	our failure to successfully integrate and operate acquired or developed properties or businesses;
●	difficulties in identifying properties to acquire and completing acquisitions;
●	risks related to joint venture investments, including as a result of our lack of control of such investments;
●	risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;
●	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;
●	financial market fluctuations and changes in foreign currency exchange rates;
●	adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;
●	our inability to manage our growth effectively;
●	losses in excess of our insurance coverage;
●	our inability to attract and retain talent;
●	environmental liabilities, risks related to natural disasters and our inability to achieve our sustainability goals;
●	the expected operating performance of anticipated near-term acquisitions and descriptions relating to these expectations;
●	our inability to comply with rules and regulations applicable to our company;
●	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for federal income tax purposes;
●	Digital Realty Trust, L.P.’s failure to qualify as a partnership for federal income tax purposes;
●	restrictions on our ability to engage in certain business activities;
●	changes in local, state, federal and international laws, and regulations, including related to taxation, real estate, and zoning laws, and increases in real property tax rates; and
●	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. Several additional material risks are discussed in our annual report on Form 10-K for the year ended December 31, 2023, and other filings with the U.S. Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Interxion, Turn-Key Flex, Powered Base Building, ServiceFabric, AnyScale Colo, Pervasive Data Center Architecture, PlatformDIGITAL, PDx, Data Gravity Index and Data Gravity Index DGx are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries. All other names, trademarks and service marks are the property of their respective owners.